UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 17, 2006
PROXYMED, INC.
(Exact name of registrant as specified in its charter)

Florida	000-22052	65-0202059
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
1854 Shackleford Court, Suite 200,
Norcross, Georgia 30093-2924
(Address of principal executive offices)
(770) 806-9918
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-10.46 EMPLOYMENT AGREEMENT EMILY J. PIETRZAK DATED 5-17-06
EX-10.47 EMPLOYMENT AGREEMENT ALLISON MYERS DATED 5-17-06
EX-10.48 EMPLOYMENT AGREEMENT DOUGLAS J. O'DOWD DATED 5-17-06
EX-10.49 EMPLOYMENT AGREEMENT ERIC ARNSON DATED 5-17-06

Item 1.01. Entry into a Material Definitive Agreement.
     On May 17, 2006, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of ProxyMed, Inc. d/b/a MedAvant Healthcare Solutions (the “Company”) approved employment agreements (the “Employment Agreements”) for the following executive officers. The base annual compensation outlined in each individual’s Employment Agreement for fiscal 2006 is listed below:

Named Executive Officer	Base Annual Salary
Emily J. Pietrzak Executive Vice President, Corporate Communications & Marketing	$140,000

Allison Myers Executive Vice President, Human Resources	$100,000

Douglas J. O’Dowd Chief Financial Officer	$165,000

Eric Arnson Executive Vice President, Product Management	$150,000
     In addition, each executive is eligible to receive cash bonuses and equity-based incentives at the discretion of the Compensation Committee. The Employment Agreements are for three-year terms and expire in May 2009. Each Employment Agreement shall automatically renew for additional one (1) year terms thereafter, unless either party provides notice to the other party of its intent not to renew such Employment Agreement not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the expiration of the then-current term or unless the Employment Agreement is terminated earlier in accordance with its terms.
     In the event of a termination of employment without cause or by the executive for good reason, each as defined in the applicable agreement, if the executive executes a full and complete release of any and all claims against the Company in a form satisfactory to the Company, the applicable executive shall receive: (i) six (6) months of such executive’s base salary as of the date of termination; plus (ii) a pro rata portion of any accrued vacation not already taken; plus (iii) a pro rata portion of any bonus that would have been paid to such executive under any bonus plan which is adopted by the Company’s Compensation Committee or Board in such year if the Company and executive have met the targeted goals prior to the date of termination; plus (iv) the continuation for three (3) months from the effective date of termination of all of such executive’s benefits including, without limitation, all insurance plans, on the same terms and conditions as had been provided to such executive prior to the termination. All of the foregoing shall be payable in accordance with the Company’s customary payroll practices then in effect.
     Further, in the event of a termination of employment without cause or by the executive for good reason, any options then held by such executive that have not already vested in accordance with their terms shall immediately vest and become exercisable.
     The Employment Agreements are attached to this 8-K as Exhibits 10.46 through 10.49.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Number	Description
10.46	Employment Agreement between the Company and Emily J. Pietrzak dated May 17, 2006*

10.47	Employment Agreement between the Company and Allison Myers dated May 17, 2006*

10.48	Employment Agreement between the Company and Douglas J. O’Dowd dated May 17, 2006*

10.49	Employment Agreement between the Company and Eric Arnson dated May 17, 2006*

*	Denotes management contract or compensating plan or arrangement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProxyMed, Inc.
Date: May 23, 2006	/s/ John G. Lettko
John G. Lettko
President and Chief Executive Officer